[Deloitte & Touche LLP letterhead]

EXHIBIT 23

STIFEL FINANCIAL CORP.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-60516 Stifel Financial Corp. and subsidiaries on Form S-8 of our report dated May 17, 2002, appearing in the Annual Report on Form 11-K of Stifel, Nicolaus Profit Sharing 401(k) Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

June 26, 2002

St. Louis, Missouri